UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 2, 2013 (June 27, 2013)

Arch Coal, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13105	43-0921172
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

CityPlace One
One CityPlace Drive, Suite 300
St. Louis, Missouri 63141

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code:  (314) 994-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

Unit Purchase Agreement

As previously announced, on June 27, 2013, Arch Coal, Inc.  (“Arch”) entered into a Unit Purchase Agreement (the “Purchase Agreement”) with Bowie Resources, LLC (“Bowie”) and agreed to sell its wholly owned subsidiary Canyon Fuel Company, LLC (“CFC”) and certain related assets to Bowie in exchange for $435 million, subject to customary purchase price adjustments in respect of CFC’s working capital and designated accounts payable at the time of closing.  Upon consummation of the transactions contemplated by the Purchase Agreement (the “Transaction”), Bowie will acquire a 100% ownership interest in (i) CFC and (ii) an entity to be formed that will hold certain contracts and real property assets related to CFC’s business and operations.

The closing of the Transaction is currently anticipated to occur during the third quarter of 2013 and is subject to the satisfaction of various terms and conditions, including, without limitation (i) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (ii) the absence of injunctions or restraints imposed by governmental entities, or proceedings initiated by governmental entities, seeking to restrain, preclude, enjoin or otherwise prohibit the Transaction and (iii) the absence of any material adverse change to CFC’s financial condition or results of operations.  Moreover, each party’s obligation to consummate the Transaction is subject to certain other conditions, including without limitation (a) the accuracy of the other party’s representations and warranties in the Purchase Agreement, subject to specified materiality standards and (b) the other party’s material compliance with its covenants and agreements contained in the Purchase Agreement.  Consummation of the Transaction is not subject to a financing condition.

The Purchase Agreement contains customary representations, warranties and covenants by Arch and Bowie, including covenants for each party to (i) use its respective best efforts to cause the Transaction to be consummated (subject to the terms and conditions of the Purchase Agreement) and (ii) promptly make any filings required by the HSR Act or any other applicable laws or regulation relating to competition and to provide supplemental information requested in connection therewith.  Prior to the consummation of the Transaction, Arch has agreed to cause CFC to (a) use commercially reasonable efforts to continue to conduct its business in the ordinary course of business and (b) to the extent consistent therewith, use commercially reasonable efforts to keep intact its business, keep available the services of its current employees and preserve its relationships with customers, suppliers, licensors, licensees, distributors and others with whom it deals.  Arch has also agreed to cause CFC to comply with specific operating covenants during the pendency of the Transaction.  Arch has agreed not to facilitate, negotiate or initiate discussions, negotiations or submissions of proposals or offers in respect of alternative transactions for the acquisition of CFC or its business, operations, properties or assets, or to provide information to third parties in connection therewith.

The Purchase Agreement contains customary termination rights, including without limitation the right of either Arch or Bowie to terminate the Purchase Agreement (i) if the Transaction shall not have been consummated by the date that is 120 days after the date of the Purchase Agreement (the “Initial Termination Date”), provided that the Initial Termination Date may be extended by either party for up to three months from the Initial Termination date in certain circumstances or (ii) in the event of a material, uncured breach by the other party of any of its representations, warranties or covenants, subject to certain conditions.  The Purchase Agreement also provides that Bowie will be required to pay Arch a reverse termination fee equal to $20,000,000 plus all reasonable out-of-pocket fees and expenses incurred by Arch or any of its subsidiaries prior to the termination of the Purchase Agreement if Arch terminates the Purchase Agreement because Bowie has failed to consummate the Transaction under certain circumstances.  The Purchase Agreement also provides that in most circumstances either party may specifically enforce the other party’s obligations under the Purchase Agreement.

Subject to the terms of the Purchase Agreement, Bowie has agreed to use its reasonable best efforts to arrange and obtain financing.  Bowie has obtained equity and debt financing commitments for the transaction contemplated by the Purchase Agreement (which commitments are described below), the proceeds of which will be used by Bowie to pay the aggregate consideration contemplated by the Purchase Agreement in respect of the Transaction, to refinance certain existing indebtedness of CFC and to pay fees, premiums, expenses and other transaction costs incurred in connection with the Transaction.

Pursuant to an equity purchase agreement dated June 27, 2013, a third party has committed to provide an affiliate of Bowie, at the closing of the transaction contemplated by such agreement and simultaneously with the consummation of the Transaction, an aggregate amount of up to $88,900,000, on the terms and subject to the conditions set forth in such agreement.

Morgan Stanley Senior Funding, Inc., Deutsche Bank Securities Inc.  and Deutsche Bank AG New York Branch (collectively, the “Financing Sources”) have committed to provide in connection with the Transaction a $35 million revolving credit facility, a $335 million first lien term loan facility and a $121 million second lien term loan facility, on the terms and subject to the conditions set forth in the debt commitment letter from the Financing Sources dated June 27, 2013.

In the event that the Transaction is consummated, each party has agreed to indemnify the other party and its affiliates and their respective officers and directors for breaches of the first party’s representations, warranties and covenants set forth in the Purchase Agreement.  The representations and warranties made by Arch are generally subject to an 18 month survival period, subject to certain exceptions.  Arch’s indemnification obligations for breaches of these representations and warranties are subject to a threshold amount of $3,000,000 (after which all indemnified losses are reimbursable) and a maximum liability cap of $55,000,000.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement attached hereto as Exhibit 2.1, which is incorporated herein by reference.  The Purchase Agreement has been incorporated herein by reference to provide information regarding the terms of the Purchase Agreement and is not intended to modify or supplement any factual disclosures about Arch in any public reports filed with the U.S.  Securities and Exchange Commission (the “SEC”).  In particular, the assertions embodied in the representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreement, were solely for the benefit of the parties to the Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by information in confidential disclosure schedules provided by the parties to each other in connection with the signing of the Purchase Agreement.  These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement.  Moreover, the representations and warranties in the Purchase Agreement were used for the purpose of allocating risk between Arch and Bowie, rather than establishing matters of fact.  Accordingly, the representations and warranties in the Purchase Agreement may not constitute the actual state of facts about Arch or CFC, as applicable.  The representations and warranties set forth in the Purchase Agreement may also be subject to a contractual standard of materiality different from that generally applicable to investors under federal securities laws.  Therefore, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding the parties thereto or their respective businesses.  The Purchase Agreement should not be read alone, but should instead be read in conjunction with the other information regarding Arch that is or will be contained in, or incorporated by reference into, the Annual Reports on Form 10-K, Current Reports on Form 10-Q and other documents that Arch files with the SEC.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

The following exhibits are attached hereto and filed herewith.

Exhibit No.	Description

2.1	Unit Purchase Agreement dated June 27, 2013.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 2, 2013	Arch Coal, Inc.

	By:	/s/ Robert G. Jones
Robert G. Jones
Senior Vice President – Law, General Counsel and
Secretary

Exhibit Index

Exhibit No.	Description

2.1	Unit Purchase Agreement dated June 27, 2013